POWER OF ATTORNEY

 Effective May 19, 2005, I, Gregory A. Pratt, hereby authorize and designate each of Robert
H. Knauss (Vice President, General Counsel and Secretary of AmeriGas Propane, Inc.), Margaret
M. Calabrese (Assistant Secretary of AmeriGas Propane, Inc.), and Linda G. Brennan (Senior
Paralegal), all of whom may act individually, to execute, acknowledge and file in my name and as my attorney-in-fact Form 3 - Initial Statement of Beneficial Ownership, Forms 4 - Statements of
Changes in Beneficial Ownership, and Forms 5 - Annual Statements of Changes in Beneficial
Ownership, or any successor reporting forms, with the United States Securities and Exchange
Commission (the "SEC") for the purpose of complying with Section 16(a) of the Securities
Exchange Act of 1934 and the rules, regulations and SEC interpretations thereunder ("Section 16")
with respect to my position with AmeriGas Propane, Inc. and its affiliates.  The duration of this authorization shall be coextensive with my reporting obligations as a present or former Director of
AmeriGas Propane, Inc. and its affiliates under Section 16.

Dated:  May 19, 2005  ___________________________________
    Gregory A. Pratt

34act-apu-docs-poa-gap